                                            Registration No.____________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         BORLAND INTERNATIONAL, INC.
                --------------------------------------------
           (Exact name of registrant as specified in its charter)

              Delaware                                94-2895440
      ------------------------------     ------------------------------------
       (State or other jurisdiction      (I.R.S. employer identification no.)
     of incorporation or organization)

                               100 Borland Way
                           Scotts Valley, CA 95066
      ----------------------------------------------------------------
            (Address of principal executive offices)  (Zip code)

           OPTIONS GRANTED UNDER THE OPEN ENVIRONMENT CORPORATION
          AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN AND
      THE OPEN ENVIRONMENT CORPORATION 1995 DIRECTOR STOCK OPTION PLAN
           WHICH HAVE BEEN ASSUMED BY BORLAND INTERNATIONAL, INC.
      ----------------------------------------------------------------
                          (Full title of the plan)

                              Paul W. Emery, II
                        Vice President and Secretary
                         Borland International, Inc.
                               100 Borland Way
                           Scotts Valley, CA 95066
      ----------------------------------------------------------------
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/431-1000

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                       Proposed     Proposed
Title of                               maximum      maximum
securities                Amount       offering    aggregate     Amount of
to be                     to be        price per    offering    registration
registered              registered      share(1)    price(1)        fee
--------------------------------------------------------------------------------
Common Stock             786,000         $9.94   $7,812,840.00    $2,367.52
Par Value $0.01
(including options
to acquire such
Common Stock)

                         --------------------------

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         Borland International, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year ended March 31, 1996 as filed with the Securities and Exchange Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

___________________________
(1) Estimated pursuant to Rule 457 of Section 6(b) of the Securities Act of 1933, as amended solely for purposes of calculating the registration fee. The price is computed on the basis of the weighted average exercise price.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing incorporating subsequent Exchange Act documents by
              ---------------------------------------------------------
reference
---------

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURE
                                  ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on November 14, 1996.

                                 Borland International, Inc.


                                     /s/ Paul W. Emery, II
                                 By: ________________________________
                                     Paul W. Emery, II, Vice President and
                                     Secretary

                              POWER OF ATTORNEY
                              -----------------

     The officers and directors of Borland International, Inc. whose signatures appear below, hereby constitute and appoint Whitney Lynn, William Miller and Paul W. Emery, II, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 14, 1996.


Signature                        Title
--------------------------------------------------------------------------------

/s/ Whitney Lynn
--------------------------
Whitney Lynn                     Acting Chief Executive Officer (Principal
                                 Executive Officer)

/s/ Paul W. Emery, II
--------------------------
Paul W. Emery, II                Vice President of Finance and Administration,
                                 Chief Financial Officer, Principal Accounting
                                 Officer and Secretary
/s/ William Miller
--------------------------
William Miller                   Chairman of the Board of Directors


/s/ George Hara
--------------------------
George Hara                      Director


/s/ David Heller
--------------------------
David Heller                     Director


/s/ Stephen J. Lewis
--------------------------
Stephen J. Lewis                 Director


/s/ Harry J. Saal
--------------------------
Harry J. Saal                    Director

                                EXHIBIT INDEX
                                -------------

                                                                 Sequentially
                                                                 Numbered Page
                                                                 -------------

4.1   Restated Certificate of Incorporation of the Registrant           --
      is incorporated by reference to Exhibit 3.1 to the
      Registrant's Annual Report on Form 10-K filed with the
      Securities and Exchange Commission for the year ended
      March 31, 1996

4.2   Bylaws of the Registrant are incorporated by reference            --
      to Exhibit 3.2 to the Registrant's Annual Report on
      Form 10-K filed with the Securities and Exchange
      Commission for the year ended March 31, 1996

4.3   The description of the Registrant's Preferred Share               --
      Purchase Rights is incorporated by reference to the
      Registrant's Registration Statement on Form 8-A filed
      with the Securities and Exchange Commission on December
      23, 1994

4.4   Agreement and Plan of Merger, dated as of May 11, 1996,           --
      as amended by Amendment No. 1 dated July 31, 1996 and
      Amendment No. 2 dated October 8, 1996 among the Registrant,
      Aspen Acquisition Corp., a Delaware corporation and a
      wholly-owned subsidiary of the Registrant, and Open
      Environment Corporation, a Delaware corporation, is
      incorporated by reference to Appendix A to the Registrant's
      Registration Statement on Form S-4 filed with the Securities and Exchange Commission (No. 333-13925)

5     Opinion re legality                                               8

23.1  Consent of Counsel (included in Exhibit 5)                        --

23.2  Consent of Independent Accountants                                9

24    Power of Attorney (included in signature pages to this
      registration statement)                                           --
